Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report of Myers Industries, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2003, as filed with the Securities And Exchange Commission on the date hereof (the "Report"), I, Stephen E. Myers, Chief Executive Officer of the Company, certify, pursuant to 19 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

        (1)   The Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2003 which this certification accompanies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Stephen E. Myers
Stephen E Myers, Chief Executive Officer

Dated: May 6, 2003

A signed original of this written statement required by Section 906 has been provided to Myers Industries, Inc. and will be retained by Myers Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.